UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
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☐	Definitive Information Statement

THE GLIMPSE GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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THE GLIMPSE GROUP, INC.

NOTICE OF ACTIONS BY WRITTEN CONSENT

TO THE STOCKHOLDERS OF THE GLIMPSE GROUP, INC.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of THE GLIMPSE GROUP, INC., a Nevada corporation (the “Company,” “Glimpse,” “we,” or “us”), in connection with the actions taken by written consent of the holder of a majority of the issued and outstanding shares of common stock of the Company.

On December 2, 2021, the holders of a majority of the issued and outstanding shares of common stock of the Company, by written consent:

1.	Approved, for purposes of complying with Rule 5635(d) of the Nasdaq Stock Market, the potential issuance (the “Potential Stock Issuance Approval”) of a number of shares of the Company’s common stock contemplated by that certain Membership Interest Sale Agreement (the “Agreement”) dated December 2, 2021, by and among Sector 5 Digital, LLC (“S5D”), Jeff Meisner (“Meisner”), Jeff Meade (“Meade”), Doug Fidler (“Fidler”), Brandy Cardwell (“Cardwell” and together with Meisner, Meade, and Fidler, “Sellers”) and Glimpse, or the Purchaser of 100% of the membership interests of S5D (the “Membership Interests”), which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock outstanding as of the date of the Agreement (the “Potential Stock Issuance”).

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holder of more than a majority of our voting securities (the “Majority Shareholder”) on December 2, 2021 your vote or consent is not requested or required to approve the Transactions or the Increase. This Information Statement is being provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Nevada Revised Statutes (the “NRS”) 78.320 of taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

You are urged to read the Information Statement in its entirety.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Information Statement is being mailed on or about [  ], 2021 to stockholders of record as of December 2, 2021.

Sincerely,

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Name:	Lyron Bentovim
Title:	Chief Executive Officer

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THE GLIMPSE GROUP, INC.

15 West 38th St., 9th Fl

New York, NY 10018

INFORMATION STATEMENT

GENERAL INFORMATION

THE GLIMPSE GROUP, INC., a Nevada corporation (the “Company,” “Glimpse,” “we,” or “us”), is distributing this information statement solely for purposes of informing our stockholders of record as of December 2, 2021 (the “Record Date”), in the manner required by Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nevada Revised Statutes (the “NRS”) 78.320 of the action taken by written consent by the holders of a majority of the issued and outstanding shares of common stock of the Company to approve, for purposes of complying with Rule 5635(d) of the Nasdaq Stock Market, the potential issuance (the “Potential Stock Issuance Approval”) of a number of shares of the Company’s common stock contemplated by that certain Membership Interest Sale Agreement (the “Agreement”) dated December 2, 2021, by and among Sector 5 Digital, LLC (“S5D”), Jeff Meisner (“Meisner”), Jeff Meade (“Meade”), Doug Fidler (“Fidler”), Brandy Cardwell (“Cardwell” and together with Meisner, Meade, and Fidler, “Sellers”) and Glimpse, or the Purchaser of 100% of the membership interests of S5D (the “Membership Interests”), which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock outstanding as of the date of the Agreement (the “Potential Stock Issuance”).

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our stockholders of the corporate actions taken by the Majority Stockholder pursuant to the Written Consent.

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Summary of the Corporation Actions

The Potential Stock Issuance

For the reasons discussed in this Information Statement, our Board of Directors (the “Board”) has approved, for purposes of complying with Rule 5635(d) of the Nasdaq Stock Market, the potential issuance (the “Potential Stock Issuance Approval”) of a number of shares of the Company’s common stock contemplated by that certain Membership Interest Sale Agreement (the “Agreement”) dated December 2, 2021, by and among Sector 5 Digital, LLC (“S5D”), Jeff Meisner (“Meisner”), Jeff Meade (“Meade”), Doug Fidler (“Fidler”), Brandy Cardwell (“Cardwell” and together with Meisner, Meade, and Fidler, “Sellers”) and Glimpse, or the Purchaser of 100% of the membership interests of S5D (the “Membership Interests”), which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock outstanding as of the date of the Agreement (the “Potential Stock Issuance”).

NASDAQ Rules

NASDAQ Rule 5630(a) requires that a Company that is not a limited partnership shall conduct an appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis by the Company’s audit committee or another independent body of the board of directors

NASDAQ Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

NASDAQ Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant.

NASDAQ Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price,” defined as the lower of the closing price immediately prior to the execution of the binding agreement or the average closing price of the common stock for the 5 trading days immediately preceding the execution of the binding agreement.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Under the NRS, the Potential Stock Issuance may be approved, without a meeting of stockholders, by a resolution of our Board of Directors, followed by the written consent of stockholders representing a majority of the voting power of our outstanding shares of common stock.

Dissenters’ Rights of Appraisal

Under the NRS and the Company’s certificate of incorporation, Company stockholders are not entitled to appraisal rights with respect to the Potential Stock Issuance.

Notice Pursuant to the NRS and the Company’s Bylaws

This Information Statement serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Nevada Revised Statutes 78.320 of taking of a corporate action without a meeting by less than unanimous written consent of our stockholders.

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POTENTIAL STOCK ISSUANCE

Background

Glimpse is a Virtual (“VR”) and Augmented (“AR”) Reality platform company, comprised of a diversified group of wholly-owned and operated VR and AR companies, providing enterprise-focused software, services and solutions. We believe that we offer significant exposure to the rapidly growing and potentially transformative VR and AR markets, while mitigating downside risk via our diversified model and ecosystem.

Our platform of VR/AR subsidiary companies, collaborative environment and diversified business model aims to simplify the challenges faced by companies in the emerging VR/AR industry, potentially improving each subsidiary company’s ability to succeed, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified infrastructure.

S5D is an award-winning, enterprise focused, immersive technology company that combines brilliant storytelling with emerging technologies for industry leading organizations. It helps companies transform their brands by creating innovative digital content for marketing, communications, sales, entertainment, virtual events, training and simulation. Key customers include: American Airlines, BAE Systems, Bell Flight, Ecolab, Galderma, Halliburton, Recaro, Textron Systems and others.

On December 2, 2021, the Company’s board of directors unanimously approved the Potential Stock Issuance and the holders of 6,223,471 shares of our Common Stock representing approximately 51% of our voting power, executed and delivered to the Company a written consent approving the Potential Stock Issuance .

On December 2, 2021, the Company entered into the Agreement with Sector 5 Digital, LLC (“S5D”) and Jeff Meisner, Jeff Meade, Doug Fidler, and Brandy Cardwell (these four individuals, collectively, the “Sellers”). Under the Agreement, the Sellers, who collectively own all (100%) of the membership interests of S5D, agree to sell all of the membership interests in S5D to the Company in exchange for a total potential purchase price of twenty seven million dollars ($27,000,000), with an initial payment of eight million dollars ($8,000,000) upon closing. The initial payment consists of four million dollars ($4,000,000) cash and four million dollars ($4,000,000) worth of shares of common stock of the Company. Of the potential purchase price, nineteen million ($19,000,000), or approximately 70%, is dependent on the achievement of revenue growth milestones over the next three years. Of the total purchase price, up to six million dollars ($6,000,000), or approximately 22%, is in cash and the remaining twenty one million dollars ($21,000,000), or approximately 78%, is in shares of common stock of the Company.

Reasons for the Potential Stock Issuance Approval

The number of shares to be issued upon reaching those certain revenue growth milestones disclosed above is based on the share price as of the date of such revenue growth milestones, and in aggregate could be greater than 19.99% of the issued and outstanding shares of common stock of the Company as of the closing date of the Agreement, all of which are currently undeterminable numbers.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, has any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our Common Stock (which interest does not differ from that of the other holders of our Common Stock).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

MANAGEMENT AND DIRECTORS

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of the Record Date for:

●	each person we believe beneficially holds more than 5% of our outstanding common shares (based solely on our review of SEC filings);

●	each of our “named executive officers” and directors; and

●	all of our current directors and executive officers as a group.

The number of shares beneficially owned by a person includes shares issuable under options, warrants and other securities convertible into common stock held by that person and that are currently exercisable or that become exercisable within 60 days of the Record Date. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options, warrants and other convertible securities currently exercisable or that become exercisable within 60 days of the Record Date are outstanding. Nevertheless, shares of common stock that are issuable upon exercise of presently unexercised options, warrants and other convertible securities are not deemed to be outstanding for purposes of calculating the “Percentage of Shares Beneficially Owned” by any other person or any other group.

Except as otherwise indicated in the table or its footnotes, the persons in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

As of the Record Date , we had 12,113,531 shares of common stock issued and outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock Owned

Directors and Officers:

Lyron L. Bentovim
President, Chief Executive Officer
and Chairman of the Board	1,120,258	(1)	8.91%

Maydan Rothblum
Chief Operating Officer, Chief Financial
Officer, Secretary and Treasurer	794,458	(2)	6.21%

D.J. Smith
Chief Creative Officer and Director	1,057,897	(3)	8.44%

Sharon Rowlands
Director and Chair of Compensation Committee	200,621	(4)	1.59%

Jeff Enslin
Director and Chair of Audit Committee	431,642	(5)	3.37%

Lemuel Amen
Director	24,413	(6)	0.20%

Alexander Ruckdaeschel
Director	6,886	(7)	0.06%

All officers and directors (7 persons)	3,636,175		27.09%

Beneficial owners of more than 5%

VRTech Consulting LLC(8)	1,002,298		8.03%

Darklight Partners LLC(9)	1,001,945		8.03%

Braden Ferrari(10)	691,331		5.54%

Kissa Capital LLC(11)	898,038		7.20%

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(1)	Includes: 1,030,070 shares of common stock, of which 1,001,945 shares are owned by Darklight Partners LLC (an entity owned and managed by Mr. Bentovim) and fully vested options to purchase 90,188 shares of common stock.
(2)	Includes: 474,278 shares of common stock and fully vested options to purchase 320,180 shares of common stock. An additional 3,528 shares of common stock are held by Mr. Rothblum’s mother.
(3)	Includes: 1,002,548 shares of common stock, of which 1,002,298 shares owned by VRTech Consulting LLC (an entity owned and managed by Mr. Smith) and fully vested options to purchase 55,349 shares of common stock.
(4)	Includes: 83,163 shares of common stock, 115,606 fully vested options and 1,852 options that vest within 60 days
(5)	Includes: 93,774 shares of common stock, of which 91,774 shares owned by Perimetre Capital, LLC (an entity owned and managed by Mr. Enslin), 336,016 fully vested option and 1,852 option that vest within 60 days
(6)	Includes: 10,061 shares of common stock, 12,558 fully vested options and 1,794 options that vest within 60 days
(7)	Includes: 1,000 shares of common stock, 4,884 fully vested options and 1,002 options that vest within 60 days
(8)	VRTech Consulting LLC is an entity owned and managed by Mr. Smith, our Chief Creative Officer and Director.
(9)	Darklight Partners LLC is an entity owned and managed by Mr. Bentovim, our President, Chief Executive Officer and Chairman.
(10)	Includes: 686,039 shares of common stock owned by Gilded Conquest LLC (an entity owned and managed by Braden Ferrari and having an address of 199 Lincoln Ave, Portsmouth, NH 03801). Mr. Ferrari is a Managing Director of EF Hutton, a division of Benchmark Investments, Inc., formerly known as Kingswood Capital Markets, a division of Benchmark Investments, LLC.
(11)	Kissa Capital LLC is an entity managed by Ariel Imas and having an address of 1775 York Avenue, New York, NY 10128. Mr. Imas is a Managing Director of EF Hutton, a division of Benchmark Investments, LLC, formerly known as Kingswood Capital Markets, a division of Benchmark Investments, LLC.

OTHER INFORMATION

SEC Periodic Reports and Additional Information

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, the Company files reports, documents and other information with the SEC. These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet website that contains periodic and other reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

The Company’s Quarterly Reports on Form 10-Q can be accessed through the SEC’s website or are available from the Company, without charge, by first-class mail or other equally prompt means of delivery following receipt of a written or oral request directed to our Corporate Secretary, at THE GLIMPSE GROUP, INC., 15 West 38th St., 9th FL, New York, NY 10018 telephone: (917)-292-2685.

Householding of Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

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Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple Company stockholders in each household unless otherwise instructed by such Company stockholders. We will deliver promptly a separate copy of the Information Statement to any Company stockholder upon written or oral request to our Corporate Secretary, at THE GLIMPSE GROUP, INC., 15 West 38th St., 9th FL, New York, NY 10018 telephone: (917)-292-2685. Any Company stockholder wishing to receive separate copies of our proxy statement or annual report to Company stockholders in the future, or any Company stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Company stockholder’s bank, broker, or other nominee record holder, or the Company stockholder may contact us at the above address and phone number.

Distribution of the Information Statement

We will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of this Information Statement to the beneficial owners of our common stock. We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as ‘believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates,” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement. The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results of those anticipated. These uncertainties and other risk factors include, but are not limited to: the possibility that we may fail to preserve our expertise in medical therapy and product research and development; that existing and potential partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms; that we may be unable to maintain or grow sources of revenue; that we may be unable to attain and maintain profitability; that we may be unable to attract and retain key personnel; that we may not be able to effectively manage, or to increase, our relationships with customers; that we may have unexpected increases in costs and expenses; and what effect the current COVID-19 pandemic may have on the Company. There is no guarantee that the Company will consummate the Potential Stock Issuance on the desired terms as set forth above, in a timely manner or at all.

We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

THE ACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE ACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS THAT HAS BEEN APPROVED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ACTIONS AND OTHER RELEVANT BACKGROUND INFORMATION.

Sincerely,

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Name:	Lyron Bentovim
Title:	Chief Executive Officer

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